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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-A


                                 -----------

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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                     C.L. HALL, R.H. HANEY, G.W. HARPER,
                 R.L. MYGRANT and R.D. OFFENBACHER, as Voting
                  Trustees under the Voting Trust Agreement
                          dated as of April 1, 1997
                ---------------------------------------------
            (Exact name of registrant as specified in its charter)

                 New York                              13-0794380
                 --------                              ----------
         (State of incorporation             (IRS Employer Identification
             or organization)                             No.)

c/o Graybar Electric Company, Inc.
34 North Meramec Avenue
St. Louis, Missouri                                      63105
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(Address of principal executive offices)               (Zip Code)


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         Securities to be registered pursuant to Section 12(b) of the
                                     Act:

                                     NONE
                                     ----

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

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      Securities Act registration statement file number to which this form relates:

                  (if applicable)
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         Securities to be registered pursuant to Section 12(g) of the
                                     Act:

                          Voting Trust Certificates
                      relating to shares of Common Stock
                       of Graybar Electric Company, Inc.
                     -----------------------------------
                               (Title of Class)





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Item 1.     Description of Registrant's Securities.
            --------------------------------------

            The registrant filed with the Commission a Registration Statement on Form S-1 (Registration No. 333-15761) (the "Registration Statement") with respect to the Voting Trust Certificates to be issued under the Voting Trust Agreement dated as of April 1, 1997. The Registration Statement became effective on January 10, 1997.

            Pursuant to the Instruction for Item 1 of Form 8-A, there is herein incorporated by reference the description of the Voting Trust Certificates contained in the Prospectus, dated January 21, 1997, constituting part of the Registration Statement and filed pursuant to Rule 424(b)(3) (the "Prospectus").


Item 2.     Exhibits.
            --------

            Exhibit 1. There is incorporated herein by reference the Voting Trust Agreement, dated as of April 1, 1997, a copy of which was attached as Annex A to the Prospectus, which includes the form of Voting Trust Certificate.



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                                  SIGNATURES



            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on March 6, 1998.


                                              /s/ C.L. Hall
                                              ----------------------------
                                              C.L. Hall


                                              /s/ R.H. Haney
                                              ----------------------------
                                              R.H. Haney


                                              /s/ G.W. Harper
                                              ----------------------------
                                              G.W. Harper


                                              /s/ R.L. Mygrant
                                              ----------------------------
                                              R.L. Mygrant


                                              /s/ R.D. Offenbacher
                                              ----------------------------
                                              R.D. Offenbacher


                                              as Voting Trustees under the
                                              Voting Trust Agreements
                                              dated as of April 1, 1997



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